EXHIBIT 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

September 23, 2002

Department Manager

Business Development Department

Semiconductor & Integrated Circuits

Hitachi, Ltd.

Nippon Building, 6-2, Otemachi 2-chome, Chiyoda-ku,

Tokyo, 100-0004 Japan

Re:	Letter Amendment, dated September DD, 2002, to TCC Master License Agreement, dated July 7, 1994, between Hitachi, Ltd., and Tessera, Inc. (the “TCC License”)

Dear Mr. Sugiura:

The purpose of this letter is to explain the background for the Letter Amendment and to clarify the business compromise reached between Hitachi and Tessera. During negotiation of the Letter Amendment, the Parties attempted to take into account the possible package variations covered under the scope Tessera’s patent claims, examining such items as substrate thickness, solder ball diameter and pitch, size of semiconductor chips, etc. However, the Parties were unable to reach agreement on certain types of F-µBGA Packages and whether such packages are covered by Tessera’s patents and thus by the proposed license grant to Hitachi under the Letter Amendment.

In order to resolve the dispute and avoid litigation, the Parties have agreed to disagree and, instead, have arrived at a business arrangement which will allow Hitachi to make, have made, use, sell and offer for sale certain devices without breaching the Letter Amendment. In order to better allow perfunctory adherence to the Letter Amendment, TCC License and the terms set forth in this letter, the Parties have agreed to simplify the identification of the royalty bearing F-µBGA Packages to the following information in combination with the definition of “F-µBGA Package” in the Letter Amendment:

•	The Parties agree that Type 2 F-µBGA Packages having a package substrate thickness [*] are within the scope of the Letter Amendment and that Hitachi will pay royalties for such packages;

•	The Parties disagree that certain Type 2 F-µBGA Packages having a package substrate thickness of [*] are within the Tessera Patent claims. However, such packages are being shipped in comparatively lower volumes by Hitachi; and therefore, Tessera agrees to license such Type 2 F-µBGA Packages royalty free as a business accommodation;

•	The Parties could also not reach agreement on whether Type 2 F-µBGA Packages having a package substrate thickness [*] are within the Tessera Patent claims. However, such disagreement is merely theoretical since Hitachi does not currently produce Type 2 F-µBGA Packages using substrates in this thickness range. Therefore, if Hitachi ever makes a Type 2 F-µBGA Package using a package substrate having a thickness [*], Hitachi will contact Tessera and both Parties agree to negotiate a license in good faith to resolve coverage under the Letter Amendment; and

•	Lastly, the Parties agree that unintentional variations in the thickness of the package substrate in Type 2 F-µBGA Packages due to normal process variances that alter the thickness in an insignificant manner, will not be considered when determining substrate package thickness to the thickness ranges set forth above.

On another matter, as a further business consideration, Tessera agrees not to assert any claims against Hitachi (including its sublicensees, subcontractors and customers) under Tessera US Patents 5,679,977 and USP 5,852,326 (including re-issue, re-examination, continuation, continuation-in-part and divisional applications, and foreign counterparts of either of these patents) for manufacture, use, sale, or offer for sale by Hitachi (including its sublicensees) or under its “have made” right under the Letter Amendment of:

•	BGA and LGA packages having a substrate terminal pitch of greater or equal to [*]; and

•	BGA and LGA Packages having no substrate terminal under the IC device.

If the terms of this Side Letter are acceptable, please sign below and return one enclosed copy to us, retaining the second copy for your files.

TESSERA, INC.		HITACHI, LTD.

By:	/s/ CHRISTOPHER PICKETT	By:	/s/ Illegible

Title:	SVP, Licensing Business	Title:	Dept. Manager Business Dev.

Date:	September 26, 2002	Date:	September 26, 2002

September 23, 2002

Department Manager,

Business Development Department

Semiconductor & Integrated Circuits

Hitachi, Ltd.

Nippon Building, 6-2, Otemachi 2-chome, Chiyoda-ku,

Tokyo, 100-0004 Japan

Re:	TCC Master License Agreement, dated July 7, 1994, between Hitachi, Ltd., and Tessera, Inc. (the “TCC License”)

Dear Mr. Sugiura:

This letter (the “Letter Amendment”) amends the TCC License based on our agreements during my recent visits to Hitachi. Generally, the purpose of the amendments is to expand the scope of the TCC License to include TCC packages having a semiconductor die in a “face-up” orientation, and to establish a royalty rate Hitachi will pay for such face-up packages.

Definitions

The terms used herein that are defined in the TCC License shall have the same meaning when used herein unless the context hereof shall otherwise require or provide. The following additional definitions apply to this letter:

The term “F-µBGA Package” means a type of TCC which incorporates at least one IC device having electrical contacts on a front surface of such IC device, where such contact bearing front surface faces away from a package substrate, the substrate being attached to the IC device with a die attach material and having at least one external substrate terminal under the IC device and such at least one substrate terminal being electrically connected to one of the electrical contacts by a bonding wire. The following packages are examples of F-µBGA Packages currently made by Licensee, all of which are covered by this Letter Amendment:

1. Fine Pitch F-µBGA Package [*] (“Type 1 F-µBGA”),

2. Fine Pitch F-µBGA Package [*] (“Type 2 F-µBGA”).

The term “Licensed Package Assembler” means a party licensed by Tessera to assemble, use and sell TCC packages for others. Tessera agrees to periodically provide Licensee a list of such parties.

The term “Billable Pin” means [*].

F-µBGA License Grant

Subject to the terms and conditions hereinafter set forth and Licensee’s payment of the royalties stated herein, Tessera hereby grants Licensee a non-exclusive license to the Technology to manufacture, package and/or assemble ICs into Type 1 and Type 2

F-µBGA Packages and use, import, offer to sell or sell such Type 1 and Type 2 F-µBGA Packages world wide. In addition, Licensee is granted the right to have Type 1 and Type 2 F-µBGA Packages made for Licensee by any Licensed Package Assembler for sale under Licensee’s indicia. Licensee may, at its option, exercise this “have made” right with such Licensed Package Assembler and pay royalties due hereunder for the assembly of Type 1 and Type 2 F-µBGA Packages by such Licensed Package Assembler directly to Tessera instead of having such Licensed Package Assembler pay the royalties to Tessera. When Licensee exercises this right to pay royalties directly to Tessera, it shall provide written notice to such Licensed Package Assembler and to Tessera. Notwithstanding the foregoing, Licensee may exercise this “have made” right (1) with Shinko Electric Industries, Co., Ltd., (2) with an assembler not included in the Licensed Package Assemblers for one (1) year after the date Licensee provides Tessera with notification of its intent to use such unlicensed assembler, during which time Tessera will make good faith business efforts to license to such assembler to assemble TCC packages, and (3) with an assembler that becomes excluded from the definition of Licensed Package Assemblers, for a grace period of one (1) year after such exclusion is effective.

F-µBGA Package Royalty

For its exercise of the rights granted herein after June 30, 2002, Licensee shall pay running royalties of [*] (US$[*]) per Billable Pin for Type 1 or Type 2 F-µBGA Packages sold by or for Licensee, provided that the maximum number of payable Billable Pins per Type 1, Type 2 F-µBGA Package shall be capped at [*] Billable Pins.

In its exercise of the rights granted herein for the Type 1 or Type 2 F-µBGA Packages sold by or for Licensee up to and through June 30, 2002, Licensee shall pay the following amounts within sixty (60) days of the last signing date of this letter:

1. for Type 1 F-µBGA Packages, Licensee shall pay royalties of [*] (US$[*]) per Billable Pin for F-µBGA Packages, provided that the maximum number of payable Billable Pins per F-µBGA Package shall be capped at [*] Billable Pins. Licensee shall further include a written report supporting this amount including the number of Type 1 F-µBGA Packages sold by or for Licensee, the contract assembler of such Type 1 F-µBGA Packages (if applicable), and the number of Billable Pins per such Type 1 F-µBGA Package; and

2. for Type 2 F-µBGA Packages, Licensee shall pay royalties equaling the lesser of (1) US$[*] or (2) [*] percent ([*]%) of the royalties due Tessera calculated by multiplying [*] (US$[*]) per Billable Pin for each of such F-µBGA Package, provided that the maximum number of payable Billable Pins per F-µBGA Package shall be capped at [*] Billable Pins. Licensee shall further include a written report supporting this amount including the number of Type 2 F-µBGA Packages sold by or for Licensee, the contract assembler of such Type 2 F-µBGA Packages (if applicable), and the number of Billable Pins per such Type 2 F-µBGA Package.

In the event that all Tessera patent claims covering the F-uBGA Package become invalid or unenforceable, or a court of competent jurisdiction finds in a final judgment that a certain F-µBGA structure does not infringe any Tessera patent claim and the relevant portion of such judgment survives in an appellate decision from the Court of Appeals for the Federal Circuit, then Tessera and Licensee agree to meet and negotiate an amendment to this Letter Amendment.

Release for Prior F-µBGA Package Assembly

Solely with regard to the Type 1 and Type 2 F-µBGA Packages sold by or for Licensee (“Licensee” in this paragraph includes its sublicensees if applicable) up to and through June 30, 2002 and reported and paid for as provided above, Tessera agrees not to make any claims against either (i) Licensee for its manufacture, use, sale, or offer for sale of such F-µBGA Packages, (ii) any other party for its manufacture or sale of such F-µBGA Packages for Licensee’s use, sale, or offer for sale, or (iii) any Licensee customer for its use, sale, offer for sale or incorporation into products of such F-µBGA Packages purchased from Licensee.

Royalty Reports and Payment

Beginning July 1, 2002, royalties for Type 1 and Type 2 F-µBGA Packages hereunder and TCC packages granted in under the TCC License shall be calculated and paid in full in quarter annual payment periods ending March 31, June 30, September 30 and December 31 of each year, provided that calculation and payment for the periods ending June 30 and December 31 may be based on good faith estimation by Licensee and that any underpayment or overpayment will be adjusted at the next payment. Beginning with the first such royalty payment, Licensee shall deliver the following written reports for each payment period:

•	Attachment A: Royalty Report for Type 1 and Type 2 F-µBGA Packages Sold by or for Licensee,
•	Attachment B: Purchase Report for Type 1 and Type 2 F-µBGA Packages Purchased by Licensee,
•	Attachment C: Purchase Report for Type 1 and Type 2 F-µBGA Packages Made for Licensee by a Licensed Package Assembler Under Licensee’s Have Made Rights, and
•	Attachment D: Royalty Report for Type 1 and Type 2 F-µBGA Packages sold by a Licensee Affiliate who is a contract package assembler.

No royalties will be due from Licensee for Type 1 and Type 2 F-µBGA Packages reported under Attachment B. Payment of royalties for Type 1 and Type 2 F-µBGA Packages reported under Attachments C and D will not be due until such Packages are sold by or for Licensee or a License Affiliate, respectively. All payments under this Paragraph shall be made in US Dollars by wire transfer to Union Bank of California, 99 Almaden Blvd., San Jose, CA 95113, Account Name: Tessera, Account No.: 6450148359, Routing No. 122000496, International Swift Code: BOFCUS33MPK, or such other bank or account as Tessera may from time to time designate in writing. The payments of royalties and submission of such reports from Licensee to Tessera under this Paragraph shall be made within sixty (60) days from the end of each quarter annual payment period and shall be considered to be made as of the day on which such payments are received in Tessera’s designated bank account.

Extension of F-µBGA License

Tessera understands that Licensee is currently planning to merge a portion of its semiconductor operations with those of Mitsubishi Electric Corporation (“Mitsubishi”) to form a merged entity (“Licensee-Mitsubishi Company”). Solely with respect to this Letter Amendment, the Licensee-Mitsubishi Company will be considered an “Affiliate” under the TCC License, and Licensee may sublicense the rights granted therein (including this Letter Amendment) to such entity under the scope and provisions of the TCC License and this Letter Amendment, provided that such sublicense shall not become effective until Mitsubishi and Tessera have signed an agreement resolving any issue of back royalties due Tessera, if applicable. Tessera agrees to offer Mitsubishi the same license conditions (including but not limited to royalty discount treatment for past sales of Type 2 F-µBGA Packages) offered herein to Licensee for Mitsubishi’s manufacture, use, import and sales of F-µBGA Packages. If any subsidiary of the Licensee-Mitsubishi Company satisfies the definition of an Affiliate in the TCC License, by substituting the Licensee-Mitsubishi Company for “Licensee” therein, such subsidiary will be licensed under such sublicense.

Notice

The Notice section of the TCC License, Paragraph XVI.C, is amended by changing the contact information for Licensee to read as follows:

Licensee:  Hitachi, Ltd.

Nippon Building, 6-2 Otemachi 2-chome,

Chiyoda-ku, Tokyo 100-0004 Japan

Facsimile: +81-3-3270-5010

Attn: Department Manager,

Business Development Department,

Semiconductor & Integrated Circuits

Duration

This Letter Amendment shall become effective on July 1, 2002 after it has been signed by both parties. Solely with respect to the F-µBGA Packages, unless earlier terminated as provided for in the TCC License, this Letter Amendment (including sublicense to the Licensee-Mitsubishi Company) shall remain in full force until September 24, 2010, and this provision is intended to supersede Paragraphs X.A and X.B of the TCC License for purposes of this Letter Amendment.

Representation

Tessera represents and warrants that the F-µBGA licenses granted herein shall, notwithstanding the foregoing, include a license under USP 5,679,977 and USP 5,852,326 and under any reexaminations, reissues, or foreign counterparts of either of these patents and under any patents issuing from divisional, continuation, request for continuation examination applications or continuation in part applications citing, for purpose of priority, either of these patents, or any patents or patent applications cited by either of these patents for purpose of priority.

In the event any of the provisions of the TCC License and this Letter Amendment conflict, the provisions contained in this Letter Amendment shall supersede the conflicting provisions of the TCC License.

Except as modified by this Letter Amendment, the remaining terms and conditions of the TCC License are unchanged and apply with equal force and effect.

If the terms of this Letter Amendment are acceptable, please sign below and return one executed copy to us, retaining the second copy for your files.

TESSERA, INC.		HITACHI, LTD.

By:	/s/ CHRISTOPHER PICKETT	By:	/s/ Illegible

Title: SVP, Licensing Business		Title: Dept. Manager Bus. Dev.

Date: September 26, 2002		Date: 9/26/02

Attachment A

F-µBGA ROYALTY REPORT UNDER TCC MASTER LICENSE AGREEMENT:

F-µBGA PACKAGES SOLD BY OR FOR LICENSEE

Reporting Period:	From	through

TYPE OF IC DEVICE	NUMBER OF F-µBGA PACKAGES	NUMBER OF BILLABLE PINS	ROYALTY RATE	ROYALTY (US$)

TOTAL ROYALTY:    US$

LESS TAX:             US$

ACTUAL REMITTANCE:    US$

Attachment B

F-µBGA PACKAGE PURCHASE REPORT UNDER TCC MASTER LICENSE AGREEMENT:

F-µBGA PACKAGES PURCHASED BY LICENSEE

Reporting Period:	From	through

LICENSED PACKAGE ASSEMBLER	TYPE OF IC DEVICE	NUMBER OF F-µBGA PACKAGES	NUMBER OF BILLABLE PINS

Attachment C

F-µBGA PACKAGE PURCHASE REPORT UNDER TCC MASTER LICENSE AGREEMENT:

F-µBGA PACKAGES MADE FOR LICENSEE UNDER LICENSEE’S HAVE MADE RIGHTS

Reporting Period:	From	through

LICENSED PACKAGE ASSEMBLER	TYPE OF IC DEVICE	NUMBER OF F-µBGA PACKAGES	NUMBER OF BILLABLE PINS

Attachment D

F-µBGA PACKAGE ROYALTY REPORT UNDER TCC MASTER LICENSE AGREEMENT:

F-µBGA PACKAGES SOLD BY              (A LICENSEE AFFILIATE)

Reporting Period:	From	through

TYPE OF IC DEVICE	NUMBER OF F-µBGA PACKAGES	NUMBER OF BILLABLE PINS	ROYALTY RATE	ROYALTY (US$)